UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JANUARY 26, 2005
Date of Report (Date of earliest event reported)

SILVERADO GOLD MINES LTD.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	0-12132	98-0045034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 505, 1111 West Georgia Street
Vancouver, British Columbia Canada	V6E 4M3
(Address of principal executive offices)	(Zip Code)

604-689-1535
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Morgan & Company, Chartered Accountants ("Morgan & Company") have been dismissed as principal independent accountant of Silverado Gold Mines Ltd. (the "Company") effective January 26, 2005. The Company has engaged Amisano Hanson, Chartered Accountants as its principal independent accountant effective January 26, 2005. The decision to change principal independent accountants has been approved by the Company’s board of directors.

Morgan & Company's report dated January 31, 2004 on the consolidated balance sheets of the Company as at November 30, 2003 and 2002, and the consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two fiscal years ended November 30, 2003 and 2002 and the subsequent interim period through to January 26, 2006, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Morgan & Company would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

The Company has provided Morgan & Company with a copy of the foregoing disclosures and has requested in writing that Morgan & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Morgan & Company wherein they have confirmed their agreement to the Company’s disclosures. A copy of Morgan & Company’s letter has been filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit	Description
16.1	Letter from Morgan & Company, dated January 28, 2005(1)

(1) Filed as an Exhibit to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERADO GOLD MINES LTD.

DATE: JANUARY 28, 2005	By:	/s/ Garry L. Anselmo

GARRY L. ANSELMO

President and Chief Executive Officer